CUSIP No. 449253103	SCHEDULE 13G/A

Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G/A, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G/A, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: May 12, 2021

 Melvin Capital Management LP

By: /s/ Robert R. Rasamny

Robert R. Rasamny, Head of Legal

Melvin Capital Master Fund Ltd

By: /s/ Robert R. Rasamny

Robert R. Rasamny, Head of Legal